Exhibit 99.3

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                           Page
                                                                           -----
Reports of Independent Registered Public Accounting Firm                    1-2
Consolidated Balance Sheets at July 31, 2009 and 2008                       3
Consolidated Income Statements for the fiscal years ended
   July 31, 2009, 2008 and 2007                                             4
Consolidated Statements of Changes in Stockholders' Equity for
   the fiscal years ended July 31, 2009, 2008 and 2007                      5
Consolidated Statements of Cash Flows for the fiscal years ended
   July 31, 2009, 2008 and 2007                                             6
Notes to Consolidated Financial Statements                                  7-23
Financial Statement Schedule I - Condensed Financial Information
   of Registrant (all other schedules were omitted because the required information is included in the Consolidated Financial
   Statements or accompanying notes)                                       24-25

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


The Board of Directors and Stockholders
Financial Federal Corporation:


We have audited the accompanying consolidated balance sheets of Financial Federal Corporation and subsidiaries (the "Company" or "Financial Federal") as of July 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Federal as of July 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Financial Federal's internal control over financial reporting as of July 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated September 22, 2009 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

As discussed in Note 1 to the consolidated financial statements, the consolidated financial statements have been adjusted for the retrospective application of Financial Accounting Standards Board (FASB) ASC 470-20 (formerly referred to as Staff Position No. APB 14-1), Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Settlement) and FASB ASC 260-10 (formerly referred to as Staff Position EITF 03-6-1), Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.


/s/ KPMG LLP

New York, New York
September 22, 2009 except as to notes 1, 3, 7, 8 and 12
which are as of December 18, 2009

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


The Board of Directors and Stockholders
Financial Federal Corporation:


We have audited Financial Federal Corporation and subsidiaries (the "Company" or "Financial Federal") internal control over financial reporting as of July 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission
(COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control Over Financial Reporting included in the Company's annual report filed on Form 10-K for the year ended July 31, 2009. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of July 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Financial Federal as of July 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2009, and our report dated September 22, 2009 expressed an unqualified opinion on those consolidated financial statements.


/s/ KPMG LLP


New York, New York
September 22, 2009

                 FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS *
                        (In thousands, except par value)

=========================================================================================
July 31,                                                              2009           2008
=========================================================================================
ASSETS
Finance receivables                                            $ 1,536,398    $ 1,940,792
Allowance for credit losses                                        (25,007)       (24,769)
-----------------------------------------------------------------------------------------
     Finance receivables - net                                   1,511,391      1,916,023
Cash                                                                 8,038          8,232
Other assets                                                        28,685         18,613
-----------------------------------------------------------------------------------------
          TOTAL ASSETS                                         $ 1,548,114    $ 1,942,868
=========================================================================================

LIABILITIES
Debt:
   Long-term ($5,400 at July 31, 2009 and $1,400 at
     July 31, 2008 owed to related parties)                    $   932,000    $ 1,189,000
   Short-term                                                      120,000        275,400
Accrued interest, taxes and other liabilities                       20,768         34,260
Deferred income taxes                                               23,300         27,636
-----------------------------------------------------------------------------------------
     Total liabilities                                           1,096,068      1,526,296
-----------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock - $1 par value, authorized 5,000 shares                 --             --
Common stock - $.50 par value, authorized 100,000 shares,
   shares issued and outstanding (net of 1,696 treasury
   shares): 25,889 at July 31, 2009 and 25,673 at
   July 31, 2008                                                    12,945         12,836
Additional paid-in capital                                         159,501        150,490
Retained earnings                                                  281,604        255,726
Accumulated other comprehensive loss                                (2,004)        (2,480)
-----------------------------------------------------------------------------------------
     Total stockholders' equity                                    452,046        416,572
-----------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 1,548,114    $ 1,942,868
=========================================================================================

* Updated for the retrospective application of FASB Staff Position APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)" (FASB ASC 470-20). See Note 1.

See accompanying notes to consolidated financial statements

                 FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED INCOME STATEMENTS *
                    (In thousands, except per share amounts)

=========================================================================================
Years Ended July 31,                                       2009         2008         2007
=========================================================================================
Finance income                                         $157,488     $188,402     $191,254

Interest expense                                         53,757       79,073       88,228
-----------------------------------------------------------------------------------------

   Net finance income before provision for credit
      losses on finance receivables                     103,731      109,329      103,026

Provision for credit losses on finance receivables        7,900        4,000           --
-----------------------------------------------------------------------------------------

   Net finance income                                    95,831      105,329      103,026

Gain on debt retirement                                   1,338           --           --
Salaries and other expenses                             (29,537)     (27,323)     (24,945)
-----------------------------------------------------------------------------------------

   Income before income taxes                            67,632       78,006       78,081

Provision for income taxes                               26,184       30,222       30,231
-----------------------------------------------------------------------------------------

          NET INCOME                                   $ 41,448     $ 47,784     $ 47,850
=========================================================================================

EARNINGS PER COMMON SHARE:
          Diluted                                      $   1.59     $   1.84     $   1.75
=========================================================================================
          Basic                                        $   1.59     $   1.85     $   1.77
=========================================================================================

* Updated for the retrospective application of FASB Staff Position APB 14-1 and FASB Staff Position EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" (FASB ASC 260-10). See Note 1.

See accompanying notes to consolidated financial statements

                 FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY *
                                 (In thousands)

======================================================================================================
                                                                                Accumulated
                                      Common Stock   Additional                       Other
                                 -----------------      Paid-In    Retained   Comprehensive
                                 Shares     Amount      Capital    Earnings   (Loss) Income      Total
======================================================================================================
BALANCE - JULY 31, 2006          27,216    $13,608     $134,091    $248,328         $   552   $396,579
Net income                           --         --           --      47,850              --     47,850
Unrealized gain on cash flow
  hedge, after $455 of tax           --         --           --          --             720        720
Reclassification of realized
  gain in net income, after
  $(134) of tax                      --         --           --          --            (212)      (212)
                                                                                              --------
    Comprehensive income                                                                        48,358
                                                                                              --------
Stock repurchased and retired    (2,031)    (1,016)     (10,188)    (43,744)             --    (54,948)
Stock plan activity:
  Shares issued                     584        292        7,869          --              --      8,161
  Shares canceled                    (9)        (4)           4          --              --         --
  Compensation recognized            --         --        6,867          --              --      6,867
  Excess tax benefits                --         --        1,524          --              --      1,524
Common stock cash dividends          --         --           --     (14,788)             --    (14,788)
------------------------------------------------------------------------------------------------------
BALANCE - JULY 31, 2007          25,760     12,880      140,167     237,646           1,060    391,753
Net income                           --         --           --      47,784              --     47,784
Unrealized loss on cash flow
  hedge, after $(2,291) of tax       --         --           --          --          (3,624)    (3,624)
Reclassification of realized
  net loss to net income,
  after $49 of tax                   --         --           --          --              84         84
                                                                                              --------
    Comprehensive income                                                                        44,244
                                                                                              --------
Stock repurchased and retired      (713)      (357)      (3,782)    (14,317)             --    (18,456)
Stock plan activity:
  Shares issued                     626        313        5,634          --              --      5,947
  Compensation recognized            --         --        7,966          --              --      7,966
  Excess tax benefits                --         --          505          --              --        505
Common stock cash dividends          --         --           --     (15,387)             --    (15,387)
------------------------------------------------------------------------------------------------------
BALANCE - JULY 31, 2008          25,673     12,836      150,490     255,726          (2,480)   416,572
Net income                           --         --           --      41,448              --     41,448
Reclassification of realized
  net loss to net income,
  after $300 of tax                  --         --           --          --             476        476
                                                                                              --------
    Comprehensive income                                                                        41,924
                                                                                              --------
Stock repurchased and retired       (37)       (18)        (722)        (36)             --       (776)
Stock plan activity:
  Shares issued                     265        133        1,177          --              --      1,310
  Shares canceled                   (12)        (6)           6          --              --         --
  Compensation recognized            --         --        8,550          --              --      8,550
Common stock cash dividends          --         --           --     (15,534)             --    (15,534)
------------------------------------------------------------------------------------------------------
BALANCE - JULY 31, 2009          25,889    $12,945     $159,501    $281,604         $(2,004)  $452,046
======================================================================================================

* Updated for the retrospective application of FASB Staff Position APB 14-1. See Note 1.

See accompanying notes to consolidated financial statements

                 FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS *
                                 (In thousands)

=============================================================================================
Years Ended July 31,                                           2009         2008         2007
=============================================================================================
Cash flows from operating activities:
  Net income                                              $  41,448   $   47,784   $   47,850
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization of deferred origination costs and fees      16,601       17,733       15,951
    Provision for credit losses on finance receivables        7,900        4,000           --
    Stock-based compensation                                  5,142        4,839        3,992
    Amortization of debt discount on convertible
     debentures                                               2,350        3,600        3,400
    Depreciation and amortization                             1,491          918          437
    Deferred income taxes                                    (4,636)       1,910        4,538
    Gain on debt retirement                                  (1,338)          --           --
    (Increase) decrease in other assets                      (1,502)       1,294        1,976
    Decrease in accrued interest, taxes and other
     liabilities                                            (13,492)      (8,788)        (116)
    Excess tax benefits from stock-based awards                  --         (505)      (1,524)
---------------------------------------------------------------------------------------------
     Net cash provided by operating activities               53,964       72,785       76,504
---------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Finance receivables originated                           (487,685)    (923,809)  (1,208,161)
  Finance receivables collected and repossessed assets
   sales proceeds                                           861,870    1,082,701    1,058,312
---------------------------------------------------------------------------------------------
     Net cash provided by (used in) investing activities    374,185      158,892     (149,849)
---------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Commercial paper, net increase (decrease)                  25,000     (210,700)     170,861
  Repayments of convertible debentures                     (173,343)          --           --
  Bank borrowings, net (decrease) increase                 (172,000)     318,950     (109,672)
  Repayments of term asset securitization borrowings        (68,000)     (31,000)          --
  Asset securitization borrowings - revolving, net
   decrease                                                      --     (225,000)          --
  Proceeds from term notes                                       --       75,000      125,000
  Repayments of term notes                                  (25,000)    (123,250)     (56,250)
  (Payments) proceeds from settlement of interest rate
   locks                                                         --       (5,915)       1,175
  Proceeds from stock option exercises                        1,265        5,902        8,116
  Common stock issued                                            45           45           45
  Common stock cash dividends                               (15,534)     (15,387)     (14,788)
  Common stock repurchased                                     (776)     (18,456)     (54,948)
  Excess tax benefits from stock-based awards                    --          505        1,524
---------------------------------------------------------------------------------------------
     Net cash (used in) provided by financing activities   (428,343)    (229,306)      71,063
---------------------------------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH                                (194)       2,371       (2,282)
Cash - beginning of year                                      8,232        5,861        8,143
---------------------------------------------------------------------------------------------
CASH - END OF YEAR                                        $   8,038   $    8,232   $    5,861
=============================================================================================
Supplemental disclosures of cash flow information:
   Interest paid                                          $  52,786   $   76,521   $   82,278
   Income taxes paid                                         32,026       27,632       21,654
=============================================================================================

* Updated for the retrospective application of FASB Staff Position APB 14-1. See Note 1.

See accompanying notes to consolidated financial statements

                 FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

     Financial Federal Corporation ("FFC") is a holding company operating primarily through one subsidiary to provide collateralized lending, financing and leasing services nationwide to small and medium sized businesses in the general construction, road and infrastructure construction and repair, road transportation and refuse industries. We lend against, finance and lease a wide range of new and used revenue-producing, essential-use equipment including cranes, earthmovers, personnel lifts, trailers and trucks.

Basis of Presentation and Principles of Consolidation

     We prepared the accompanying Consolidated Financial Statements according to accounting principles generally accepted in the United States of America (GAAP). We eliminated all significant intercompany accounts and transactions. We do not have reportable operating segments. We have two fully consolidated special purpose entities for our on-balance-sheet asset securitization facilities.

     The Financial Accounting Standards Board ("FASB") implemented the FASB Accounting Standards Codification ("ASC") on July 1, 2009. The FASB ASC is a major restructuring of accounting standards and is now the only source of GAAP. It replaced all prior accounting standards previously referred to as FASBs, EITFs, APBs, FSPs, etc. All public companies will be required to refer to appropriate FASB ASC sections instead of the original accounting standards formerly disclosed starting with the first fiscal quarter ending after September 15, 2009. It takes effect for us for the quarter ending October 31, 2009, but we are providing both references below to ease the transition. The FASB ASC does not change GAAP.

     The following accounting standards requiring retrospective treatment became effective for us on August 1, 2009; FASB Staff Position ("FSP") APB No. 14-1 "Accounting for Convertible Debt Instruments That May be Settled Upon Conversion (Including Partial Cash Settlement)" (FASB ASC 470-20) and FSP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities", (FASB ASC 260-10). Retrospective treatment means prior year amounts affected by these new accounting standards will be different than reported originally. As a result, we updated the consolidated financial statements and the related notes, from those included in our Annual Report on Form 10-K for the year ended July 31, 2009, to reflect the impact of these new accounting standards. These changes are not corrections of errors. We discuss these new accounting standards in the New Accounting Standards section below.

     The effects of applying these new accounting standards retrospectively on our consolidated balance sheets and consolidated income statements for the periods presented are shown in the following tables.

     CONSOLIDATED BALANCE SHEET - JULY 31, 2009
     ==========================================================================
                                       As Previously  FSP APB 14-1
                                            Reported    Adjustment  As Adjusted
     ==========================================================================
     STOCKHOLDERS' EQUITY
     Additional paid-in capital           $  148,501    $   11,000   $  159,501
     Retained earnings                       292,604       (11,000)     281,604
     ==========================================================================

     CONSOLIDATED BALANCE SHEET - JULY 31, 2008
     ==========================================================================
                                       As Previously  FSP APB 14-1
                                            Reported    Adjustment  As Adjusted
     ==========================================================================
     LIABILITIES
     Debt - Short-term                    $  278,000    $   (2,600)  $  275,400
     Deferred income taxes                    26,736           900       27,636
        Total liabilities                  1,527,996        (1,700)   1,526,296
     STOCKHOLDERS' EQUITY
     Additional paid-in capital              139,490        11,000      150,490
     Retained earnings                       265,026        (9,300)     255,726
        Total stockholders' equity           414,872         1,700      416,572
     ==========================================================================


     CONSOLIDATED INCOME STATEMENT - FOR THE YEAR ENDED JULY 31, 2009

     =========================================================================================
                                     As Previously  FSP APB 14-1  FSP EITF 03-6-1
                                          Reported    Adjustment       Adjustment  As Adjusted
     =========================================================================================
     Interest expense                    $ 51,407       $ 2,350            $    -     $ 53,757
     Net finance income before
        provision for credit losses
        on finance receivables            106,081        (2,350)                -      103,731
     Net finance income                    98,181        (2,350)                -       95,831
     Gain on debt retirement                1,588          (250)                -        1,338
     Income before income taxes            70,232        (2,600)                -       67,632
     Provision for income taxes            27,084          (900)                -       26,184
     Net income                            43,148        (1,700)                -       41,448
     Diluted earnings per common share       1.72         (0.07)            (0.06)        1.59
     Basic earnings per common share         1.75         (0.07)            (0.09)        1.59
     =========================================================================================


     CONSOLIDATED INCOME STATEMENT - FOR THE YEAR ENDED JULY 31, 2008

     =========================================================================================
                                     As Previously  FSP APB 14-1  FSP EITF 03-6-1
                                          Reported    Adjustment       Adjustment  As Adjusted
     =========================================================================================
     Interest expense                    $ 75,473       $ 3,600            $    -     $ 79,073
     Net finance income before
        provision for credit losses
        on finance receivables            112,929        (3,600)                -      109,329
     Net finance income                   108,929        (3,600)                -      105,329
     Income before income taxes            81,606        (3,600)                -       78,006
     Provision for income taxes            31,522        (1,300)                -       30,222
     Net income                            50,084        (2,300)                -       47,784
     Diluted earnings per common share       2.01         (0.09)            (0.08)        1.84
     Basic earnings per common share         2.05         (0.10)            (0.10)        1.85
     =========================================================================================


     CONSOLIDATED INCOME STATEMENT - FOR THE YEAR ENDED JULY 31, 2007

     =========================================================================================
                                     As Previously  FSP APB 14-1  FSP EITF 03-6-1
                                          Reported    Adjustment       Adjustment  As Adjusted
     =========================================================================================
     Interest expense                    $ 84,828       $ 3,400            $    -     $ 88,228
     Net finance income before
        provision for credit losses
        on finance receivables            106,426        (3,400)                -      103,026
     Net finance income                   106,426        (3,400)                -      103,026
     Income before income taxes            81,481        (3,400)                -       78,081
     Provision for income taxes            31,431        (1,200)                -       30,231
     Net income                            50,050        (2,200)                -       47,850
     Diluted earnings per common share       1.90         (0.09)            (0.06)        1.75
     Basic earnings per common share         1.94         (0.09)            (0.08)        1.77
     =========================================================================================

Use of Estimates

     GAAP requires us to make significant estimates and assumptions to record the amounts reported in the Consolidated Financial Statements and accompanying notes for the allowance for credit losses, non-performing assets, residual values, income taxes and stock-based compensation. Actual results could differ from these estimates significantly.

Finance Receivables

     Finance receivables comprise loans and other financings and noncancelable leases. All leases are accounted for as direct financing leases, where total lease payments, plus any residual values, less the cost of the leased equipment is recorded as unearned finance income. We record residual values at the lowest of (i) any stated purchase option (ii) the present value at the end of the initial lease term of rentals due under any renewal options or (iii) our projection of the equipment's fair value at the end of the lease.

Income Recognition

     We recognize interest income earned on finance receivables over the term of receivables using the interest method. Costs incurred to originate receivables and nonrefundable fees earned on receivables are deferred and recognized in finance income over the term of receivables using the interest method. We stop recognizing income and net deferred costs when we classify receivables as impaired. We classify receivables as impaired when we believe collecting all principal and interest due is doubtful. This typically occurs when (i) a contractual payment is 90 days or more past due (unless we expect this to be temporary) (ii) the customer is subject to a bankruptcy proceeding or (iii) the collateral is being liquidated, and the value of the collateral does not exceed our net investment. We resume recognizing income and net deferred costs after we believe collecting all amounts contractually due is probable.

Allowance for Credit Losses

     The allowance for credit losses on finance receivables is our estimate of losses inherent in our receivables. We record a provision for credit losses on finance receivables to adjust the allowance to the estimated amount. The allowance is a significant estimate we determine based on total receivables, net charge-off experience, impaired and delinquent receivables and our current assessment of the risks inherent in our receivables from national and regional economic conditions, industry conditions, concentrations, the financial condition of customers and guarantors, collateral values and other factors. Changes in the allowance level may be necessary based on unexpected changes in these factors.

     Impaired finance receivables are written-down to our estimate of their fair value by a charge to (decrease in) the allowance for credit losses. Write-downs subsequently recovered are credited to (increase) the allowance. Assets received to satisfy finance receivables (repossessed equipment, included in other assets) are initially written-down to our estimate of fair value by a charge to the allowance for credit losses and any subsequent write-downs and recoveries are recorded in earnings.

     We measure fair value of these non-performing assets by using significant other observable inputs; primarily quoted prices in active markets for identical or similar assets adjusted for their condition. These are Level 2 inputs under the fair value hierarchy of Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements", (FASB ASC 820-10).

Derivative Financial Instruments

     Derivative financial instruments are used to manage the exposure to the effects of changes in market interest rates. Derivatives are recorded at fair value as an asset or liability. Derivatives can be designated as a fair value or cash flow hedge, or not designated as a hedge. We do not speculate with or trade derivatives.

     For derivatives designated as a fair value hedge, the hedged asset or liability is also recorded at its fair value (to the extent of the change in the fair value due to the hedged risk) and any changes in the fair value of the derivative and the hedged asset or liability from changes in the hedged risk are recorded in earnings.

     For derivatives designated as a cash flow hedge, changes in the fair value of the effective portion of the derivative are recorded in accumulated other comprehensive (loss) income within stockholders' equity, net of tax, and reclassified to earnings in the same future periods the hedged transaction impacts earnings. Any ineffective portion is recorded in earnings immediately.

     Derivatives designated as a hedge must be linked to a specific asset, liability, forecast transaction or firm commitment depending on the type of hedge, and the risk management objective and strategy and the method to be used to determine hedge effectiveness and measure ineffectiveness must be documented at the hedging relationship's inception. Changes in the fair value of derivatives not designated as a hedge are recorded in earnings immediately.

Stock-Based Compensation Expense

     We record the fair value of shares of restricted stock and stock units as compensation expense over the awards' vesting periods using the straight-line method for awards without a performance condition and the graded-vesting method for awards with a performance condition and multiple vesting dates. The fair value of these awards is the market value of our common stock on the date of award.

     We record the fair value of options as compensation expense over the options' vesting periods using straight-line or graded-vesting (accelerated) methods. We use the Black-Scholes option-pricing model to calculate fair value. We use the straight-line method to recognize compensation expense for options granted after July 31, 2005 and we used the graded-vesting method for options unvested on August 1, 2005.

     We only record compensation expense for stock-based awards expected to vest. Therefore, we estimate how many awards will be forfeited and periodically review our estimates based on actual forfeitures and revise them cumulatively as necessary. We also defer a portion of stock-based compensation considered a cost of originating receivables.

     We record tax benefits (reductions of the provision for income taxes) on compensation expense for shares of restricted stock, stock units and non-qualified stock options, and for incentive stock options when employees exercise and subsequently sell the shares within one year. We realize excess tax benefits when the compensation expense for stock-based awards deducted in our income tax returns exceeds the expense recorded in our financial statements, and we incur tax shortfalls when the financial statement expense exceeds the tax deduction. We record excess tax benefits by increasing additional paid-in capital and by reducing income taxes currently payable. We record tax shortfalls by increasing income taxes currently payable and by (i) reducing additional paid-in capital for the amount of the shortfall exceeded by any net excess tax benefits recorded previously and (ii) increasing the provision for income taxes for the amount of the shortfall exceeding net excess tax benefits recorded previously.

Earnings Per Common Share

     Basic earnings per common share equals net income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share equals net income available to common stockholders divided by the weighted-average number of common shares plus potential common shares from the assumed conversion of dilutive securities. Dilutive securities are unvested shares of restricted stock and stock units not classified as participating securities, and stock options and convertible debt.

Income Taxes

     We record deferred tax assets and liabilities for the estimated future tax effects of temporary differences between the financial statement and tax return amounts of assets and liabilities using enacted tax rates. Deferred tax assets are reduced by a valuation allowance when it is "more likely than not" the assets will not be realized.

     We record tax benefits for positions we take on our income tax returns that lower the amount of tax currently due. If we determine a tax position does not pass a more-likely-than-not test of a taxing authority allowing it, we reverse the tax benefits by recording a liability for uncertain tax positions. We also record a liability for the portion of the tax benefits from tax positions passing this test that we may not realize upon a taxing authority's challenge. We also record a liability for any interest and penalties we may incur on uncertain tax positions. The liability we record for uncertain tax positions, including interest and penalties, increases the provision for income taxes. We would reduce this liability and the provision for income taxes when we determine a tax position is no longer uncertain. This would result from an examination by a taxing authority, a change in tax law or the statute of limitations elapsing.

New Accounting Standards

     SFAS No. 157 and SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", (FASB ASC 825-10) became effective for us on August 1, 2008. SFAS No. 157 defines fair value (replacing all prior definitions) and creates a framework to measure fair value, but did not create any new fair value measurements. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value at specified election dates and to report unrealized gains and losses on these items in earnings at each subsequent reporting date. We did not choose to measure any financial instruments or other items at fair value. The only items we measure at fair value are impaired finance receivables and assets received to satisfy finance receivables (repossessed equipment, included in other assets). We were required to measure these items at fair value before these FASBs took effect and they did not change how we determine their fair value materially. Therefore, applying these FASBs did not have a material impact on our consolidated financial statements.

     The FASB issued FSP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities", in June 2008. Securities participating in dividends with common stock according to a formula are participating securities. This FSP determined unvested shares of restricted stock and stock units with nonforfeitable dividend rights meet the definition of participating securities. Participating securities require the "two-class" method to calculate earnings per common share. This method lowers earnings per common share. This FSP takes effect in the first quarter of fiscal years beginning after December 15, 2008 and is applied retrospectively for all periods presented. We have 1,273,000 unvested shares of restricted stock and stock units with nonforfeitable rights to dividends. Therefore, applying this FSP reduced diluted earnings per common share by $0.06, $0.08 and $0.06 in fiscal 2009, 2008 and 2007, respectively and reduced basic earnings per common share by $0.09, $0.10 and $0.08 in fiscal 2009, 2008 and 2007, respectively. This FSP did not affect net income.

     The FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)", in May 2008. This FSP requires a portion of this type of convertible debt to be recorded as equity and interest expense to be recorded on the debt portion at a rate that would have been charged on non-convertible debt with the same terms. This FSP takes effect in the first quarter of fiscal years beginning after December 15, 2008 and is applied retrospectively for all periods presented. This FSP applies to our 2.0% convertible debentures retrospectively but will not affect our consolidated financial statements for periods after April 30, 2009 because we repaid the convertible debentures in April 2009.

     We determined we would have been charged 4.2% on five-year non-convertible term debt when we issued the convertible debentures in April 2004. Based on this rate, $17,200 of the debentures net of $400 of deferred debt issuance costs, and after $5,800 of deferred income taxes, was recorded as additional paid-in capital increasing equity by $11,000, and has been amortized as a debt discount and recorded as additional interest expense over the period from April 2004 to April 2009 (when we repaid the debentures) using the interest method. The unamortized debt discount was $9,800 at August 1, 2006 (the beginning of the earliest fiscal period presented) and $2,600 at July 31, 2008.

     The effective interest rate on the debt portion was 4.70% (includes amortization of deferred debt issuance costs). Interest expense includes $2,350, $3,600 and $3,400 of amortization of the debt discount in fiscal 2009, 2008 and 2007, respectively, and includes $2,238, $3,500 and $3,500 of contractual interest in fiscal 2009, 2008 and 2007, respectively. The gain on debt retirement also includes $250 of unamortized debt discount.

     The FASB issued SFAS No. 165, "Subsequent Events", (FASB ASC 855-10) in May 2009. SFAS No. 165 establishes accounting and disclosure requirements for subsequent events and requires disclosure of the date subsequent events were evaluated through. This FASB became effective for us on July 31, 2009 and did not have a material impact on our consolidated financial statements. We evaluated subsequent events through September 22, 2009; the date we issued the consolidated financial statements.

     The FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets", (FASB ASC 860) and SFAS No. 167, "Amendments to FASB Interpretation No.
(46R)", (FASB ASC 810-10) in June 2009. SFAS No. 166 requires additional disclosures for securitization transactions and changes how special purpose entities are consolidated. SFAS No. 167 changes how companies determine to consolidate variable interest entities. These FASBs take effect for fiscal years beginning after November 15, 2009 and will take effect for us on August 1, 2010 (fiscal 2011). These FASBs should not have a material impact on our consolidated financial statements because we already consolidate our two special purpose entities and we did not have any interests in variable interest entities at July 31, 2009.

NOTE 2 - FINANCE RECEIVABLES

     Finance receivables comprise installment sale agreements and secured loans (including line of credit arrangements), collectively referred to as loans, with fixed or floating interest rates, and direct financing leases as follows:

     ==========================================================================
     July 31,                                             2009             2008
     ==========================================================================
     Loans:
        Fixed rate                                  $1,283,561       $1,592,839
        Floating rate (indexed to the prime rate)      122,234          168,793
     --------------------------------------------------------------------------
           Total loans                               1,405,795        1,761,632
     Direct financing leases                           130,603          179,160
     --------------------------------------------------------------------------
             Finance receivables                    $1,536,398       $1,940,792
     ==========================================================================

     Direct financing leases comprised the following:

     ==========================================================================
     July 31,                                             2009             2008
     ==========================================================================
     Minimum lease payments receivable              $  120,838       $  163,597
     Residual values                                    31,459           42,275
     Unearned finance income                           (21,694)         (26,712)
     --------------------------------------------------------------------------
             Direct financing leases                $  130,603       $  179,160
     ==========================================================================

     Line of credit arrangements contain off-balance sheet risk and are subject to the same credit policies and procedures as other finance receivables. The unused amount of these commitments was $14,200 at July 31, 2009 and $21,600 at July 31, 2008. The weighted-average interest rate on fixed rate loans was 9.6% at July 31, 2009 and 9.0% at July 31, 2008.

     Finance receivables generally require monthly installments of equal or varying amounts over two to five years. Annual contractual maturities at July 31, 2009 follow:

     ==========================================================================
                                                                         Direct
                                               Fixed      Floating    Financing
     Fiscal Year Due:                     Rate Loans    Rate Loans       Leases
     ==========================================================================

     2010                                 $  520,600    $   52,596    $  51,534
     2011                                    374,307        34,256       35,050
     2012                                    234,156        23,933       22,623
     2013                                    103,743         8,012        9,776
     2014                                     34,263         3,101        1,855
     Thereafter                               16,492           336           --
     --------------------------------------------------------------------------
        Total                             $1,283,561    $  122,234    $ 120,838
     ==========================================================================

     Allowance for credit losses activity is summarized below:

     ==========================================================================
     Years Ended July 31,                        2009         2008         2007
     ==========================================================================
     Allowance - beginning of year           $ 24,769     $ 23,992     $ 24,100
        Provision                               7,900        4,000           --
        Write-downs                           (10,321)      (6,010)      (2,778)
        Recoveries                              2,659        2,787        2,670
     --------------------------------------------------------------------------
     Allowance - end of year                 $ 25,007     $ 24,769     $ 23,992
     ==========================================================================
     Allowance - end of year as a
        percentage of finance receivables        1.63%        1.28%        1.13%
     ==========================================================================
     Net charge-offs *                       $  7,662     $  3,223     $    108
     ==========================================================================
     Loss ratio **                               0.43%        0.16%        0.01%
     ==========================================================================
     *   write-downs less recoveries
     ** net charge-offs over average finance receivables

     Non-performing assets comprise impaired finance receivables and assets received to satisfy finance receivables as follows:

     ==========================================================================
     July 31,                                                 2009         2008
     ==========================================================================
     Impaired finance receivables                         $ 64,507     $ 33,542
     Assets received to satisfy finance receivables         22,536       13,182
     --------------------------------------------------------------------------
        Non-performing assets                             $ 87,043     $ 46,724
     ==========================================================================

     The allowance for credit losses included $1,100 at July 31, 2009 and $900 at July 31, 2008 specifically allocated to $11,900 and $9,400 respectively, of impaired finance receivables. We did not recognize any income in fiscal 2009, 2008 or 2007 on impaired finance receivables before collecting our net investment. The net investment in impaired loans was $62,600 at July 31, 2009 and $31,200 at July 31, 2008. The average net investment in impaired loans was $38,100 in fiscal 2009, $28,300 in fiscal 2008 and $13,800 in fiscal 2007. We repossessed assets to satisfy $62,900, $46,900 and $12,500 of finance receivables in fiscal 2009, 2008 and 2007, respectively. We recorded $12,500 of impaired finance receivables based on the fair value of the collateral and $7,200 of assets received to satisfy receivables at fair value at July 31, 2009.

     We manage our exposure to the credit risk associated with our finance receivables by adhering to disciplined and established underwriting policies and procedures. Our underwriting policies and procedures require obtaining a first lien on equipment financed. We focus on financing equipment with a remaining useful life longer than the term financed, historically low levels of technological obsolescence, use in more than one type of business, ease of access and transporting, and broad, established resale markets. Securing our receivables with equipment having these characteristics can mitigate potential net charge-offs. We may also obtain additional equipment or other collateral, third-party guarantees, advance payments or hold back a portion of the amount financed.

     Our finance receivables reflect industry and geographic concentrations of credit risk. Concentrations of credit risk result when customers have similar economic characteristics that would cause their ability to meet contractual obligations to be affected by changes in economic or other conditions similarly. We do not have a significant concentration of credit risk with any customer. The major concentrations of credit risk, grouped by industry and U.S. geographic region, expressed as percentages of finance receivables, follow:

     ====================================       ===============================
     July 31,                2009    2008       July 31,           2009    2008
     ====================================       ===============================
     Industry:                                  Geographic region:
     ---------                                  ------------------
     Construction related      44%     44%      Southwest            30%     30%
     Road transportation       36      38       Southeast            25      26
     Refuse                    13      12       Northeast            19      17
     Other (none more than 3%                   Central              13      13
       in 2009 and 2% 2008)     7       6       West                 13      14
     ====================================       ===============================


NOTE 3 - DEBT

     Debt is summarized below:

     ===========================================================================
     July 31,                                                2009           2008
     ===========================================================================
     Fixed rate term notes:
        4.31% - 4.60% due 2013                         $   75,000     $   75,000
        4.96% - 5.00% due 2010 - 2011                     250,000        275,000
        5.45% - 5.57% due 2011 - 2014                     325,000        325,000
     ---------------------------------------------------------------------------
          Total fixed rate term notes                     650,000        675,000
     Asset securitization borrowings - term               101,000        169,000
     2.0% convertible debentures due 2034
        (net of debt discount of $2,600)                       --        172,400
     ---------------------------------------------------------------------------
            Total term debt                               751,000      1,016,400
     Bank borrowings                                      197,000        369,000
     Commercial paper                                     104,000         79,000
     ---------------------------------------------------------------------------
               Total debt                              $1,052,000     $1,464,400
     ===========================================================================

Term Notes

     In July 2009, we repaid the $25,000 of seven-year 4.96% term notes maturing in April and June 2010, and in August 2009, we repaid $168,600 of the five-year 5.00% term notes maturing in May and August 2010. There was no gain or loss on these prepayments. In late September 2009, we also repaid $60,000 of the five-year 5.45% term notes maturing in March 2011 also at no gain or loss.

     We issued the term notes outstanding at July 31, 2009 between fiscal 2005 and 2008. They are five and seven year fixed rate notes with principal due at maturity between May 2010 and April 2014. Their average maturity was 2.5 years at July 31, 2009 (excluding the notes prepaid in August 2009). Interest is payable semiannually. Prepayments are subject to a premium based on yield maintenance formulas. The average interest rate on the notes was 5.2% at July 31, 2009 (excluding the notes prepaid in August 2009) and 5.2% at July 31, 2008.

     We converted $75,000 of bank credit facilities scheduled to expire in February 2008, March 2010 and January 2012 into five-year fixed rate term notes in fiscal 2008. The notes are due at maturity in February 2013 and the average interest rate is 4.43%. We repaid $118,250 of fixed rate term notes swapped to floating rates at maturity in fiscal 2008. The average floating rate on these notes was 5.90%. We also repaid a 6.80% $5,000 term note at maturity in fiscal 2008.

     We issued $125,000 of fixed rate term notes in fiscal 2007. The notes comprise $75,000 of five-year, 5.48% notes and $50,000 of seven-year, 5.57% notes due at maturity in April 2012 and 2014. We also converted a $10,000 floating rate term note due in fiscal 2008 to a $15,000 three-year committed unsecured revolving bank credit facility in fiscal 2007.

Convertible Debentures

     We purchased $42,300 of the debentures in the open market under our common stock and convertible debt repurchase program in November 2008 and January 2009 for $40,643 resulting in a $1,338 debt retirement gain (net of $319 of unamortized deferred debt issuance costs and debt discount). All holders of the remaining $132,700 of debentures exercised their first five-year put option requiring us to repay the debentures at their principal amount in April 2009.

     We issued the convertible debentures in fiscal 2004. The debentures had a 2.0% fixed annual interest rate and interest was due semiannually. The debentures were due at maturity in April 2034, but we had the ability to redeem them anytime starting in April 2009 by paying the principal amount in cash and debenture holders had the ability to require us to repurchase them on each five-year anniversary of issuance or when a specified corporate transaction occurred paying the principal amount in cash. Debenture holders also had the ability to convert the debentures before maturity into cash and common stock.

     We irrevocably elected (under the debentures' original terms and without modifying them) in fiscal 2005 to pay the value of converted debentures, not exceeding their principal, in cash instead of issuing shares of our common stock. The value of converted debentures equaled the number of convertible shares multiplied by the market value of our common stock. We would have only issued shares if the value of converted debentures exceeded their principal. Shares of common stock needed to pay any value over principal would have equaled the difference between the conversion date closing price of our common stock and the conversion price, divided by the conversion date closing price and multiplied by the number of convertible shares. There were 4,928,000 convertible (but not issuable) shares, the adjusted conversion price was $26.93 per share and the adjusted conversion rate was 37.14 shares for each $1 (one thousand) of principal when we repaid the debentures.

     The conversion rate, number of convertible shares and conversion price changed when specified corporate transactions (including dividend payments and stock splits) occurred. The conversion rate and number of convertible shares increased and the conversion price decreased when we declared cash dividends on our common stock. The conversion rate, conversion price and number of convertible shares were 36.35, $27.51 and 6,361,000, respectively at July 31, 2008.

Asset Securitization Borrowings

     We obtained a new $100,000 asset securitization facility in April 2009 and we renewed our $325,000 asset securitization facility in June 2009. The $100,000 facility expires in April 2010 and the $325,000 facility now expires in June 2010. The facilities provide for committed revolving financing during their one-year term and we can convert borrowings outstanding into amortizing term debt if they are not renewed. The amortizing term debt would be repaid monthly from collections of securitized receivables and would be repaid substantially within two years after being converted. The entire amount of the facilities was unused and available for us to borrow at July 31, 2009.

     We converted $200,000 of revolving asset securitization borrowings into amortizing term debt in fiscal 2008. This lowered the amount of the facility expiring in June 2010 to the current amount of $325,000. We are repaying the remaining $101,000 of these term borrowings monthly from collections of securitized receivables. The monthly repayment amounts vary based on the amount of securitized receivables collected and the amount borrowed under the $325,000 facility, and would increase if we borrow under this facility or convert this facility into amortizing term debt upon nonrenewal. The term debt will be repaid substantially in two years based on the amount of securitized receivables at July 31, 2009 and not borrowing under this facility.

     We structured the facilities to account for securitization proceeds as secured debt and not as sales of receivables. Therefore, we do not record gains on sales of securitized receivables and the debt and receivables remain on our balance sheet. Borrowings under these facilities and the amortizing term debt are without recourse. Finance receivables included $167,000 of securitized receivables at July 31, 2009 and $410,000 at July 31, 2008. The amount of receivables we can securitize is limited to 50% of our major operating subsidiary's receivables because of restrictions in its other debt agreements. This limit was $760,000 at July 31, 2009. Borrowings under these facilities and the amortizing term debt are limited to 90% of securitized receivables classified as eligible. Securitized receivables classified as impaired or with terms outside of defined limits are not eligible.

     These facilities would terminate if net charge-offs of securitized receivables or if delinquent receivables exceed certain levels. This would convert borrowings outstanding into amortizing term debt required to be repaid monthly from collections of securitized receivables.

     The average interest rates on borrowings at July 31, 2009 and 2008 were 1.5% and 3.7%, respectively. The average interest rates for the years ended July 31, 2009, 2008 and 2007 were 2.8%, 4.8% and 5.4%, respectively. The interest rates change daily on borrowings under the facilities and change daily and monthly on the term debt.

Bank Borrowings

     We have $455,000 of committed unsecured revolving credit facilities from ten banks with $95,000 expiring within one year and $360,000 expiring between September 2010 and February 2013, and $258,000 of these facilities was unused and available for us to borrow at July 31, 2009. Borrowings under these facilities can mature between 1 and 270 days and their interest rates are based on domestic money market rates or LIBOR. Borrowings outstanding at July 31, 2009 matured in August 2009, were reborrowed and remain outstanding. We incur a fee on the unused portion of the facilities. We renewed a $30,000 two-year facility for another two years in September 2008, and a $25,000 one-year facility expired in March 2009.

     The average interest rates on borrowings at July 31, 2009 and 2008 were 1.0% and 2.7%, respectively. The average interest rates for the years ended July 31, 2009, 2008 and 2007 were 1.5%, 4.1% and 5.7%, respectively.

Commercial Paper

     We issue commercial paper direct and through a $500,000 dealer program with maturities between 1 and 270 days. We increased the size of our program in fiscal 2007 from $350,000. The amount of commercial paper we can issue is limited to the lower of $500,000 and the unused amount of our committed bank and securitization credit facilities ($683,000 at July 31, 2009). The average maturity of commercial paper was 30 days at July 31, 2009 and 50 days at July 31, 2008.

     The average interest rates on commercial paper at July 31, 2009 and 2008 were 2.7% and 2.9%, respectively. The average interest rates for the years ended July 31, 2009, 2008 and 2007 were 3.1%, 4.5% and 5.5%, respectively.

Other

     We obtained all of our debt and credit facilities through our major operating subsidiary except for the convertible debentures (issued by FFC). The subsidiary's debt agreements have restrictive covenants limiting its indebtedness, encumbrances, investments, sales of assets, mergers and other business combinations, capital expenditures, interest coverage, net worth and dividends and other distributions to FFC. The subsidiary complied with all debt covenants and restrictions at July 31, 2009. None of the agreements or facilities has a material adverse change clause and all of our debt is senior.

     Long-term debt comprised the following:

     ===========================================================================
     July 31,                                                 2009          2008
     ===========================================================================
     Term notes                                         $  425,000    $  675,000
     Borrowings under bank credit facilities
        expiring after one year                            197,000       369,000
     Term notes refinanced in August 2009
        with borrowings under bank credit
        facilities expiring after one year                 163,000            --
     Commercial paper supported by long-term
        asset securitization facilities
        (July 31, 2009) and by long-term bank
        credit facilities (July 31, 2008)                  104,000        41,000
     Asset securitization borrowings - term                 43,000       104,000
     ---------------------------------------------------------------------------
             Total long-term debt                       $  932,000    $1,189,000
     ===========================================================================

     Long-term debt at July 31, 2009 matures or expires as follows:

     ===========================================================================
     Fiscal:                      2011          2012          2013          2014
     ===========================================================================
                              $363,000      $389,000      $130,000       $50,000
     ===========================================================================


NOTE 4 - DERIVATIVES

     We had no derivatives outstanding at July 31, 2009 and 2008 and we did not enter into any derivatives in fiscal 2009.

     When we anticipate issuing fixed rate term debt within six months, we consider entering into interest rate locks to hedge the risk of higher interest payments on the forecast debt from increases in market interest rates before the debt is issued. Interest rate locks generally have a six-month term and can be terminated early. We entered into and terminated the following interest rate locks and designated them as cash flow hedges of the first five years of interest payments on forecast fixed rate term debt.

     ===========================================================================
     Years Ended July 31,                                2008               2007
     ===========================================================================
     Type of rate lock                         Treasury locks            Forward
                                                                  starting swaps
     Notional amount                                 $ 75,000           $150,000
     Settlement (payment) proceeds                     (5,915)             1,175
     Effective portion                                 (5,915)             1,075
     Ineffective portion                                   --                100
     Deferred income tax                               (2,291)               455
     ===========================================================================

     We determined these locks were highly effective. We recorded the effective amounts in stockholders' equity as accumulated other comprehensive (loss) income net of deferred income tax. We reclassify the after-tax amounts into net income over five years by increasing or reducing interest expense and deferred income tax. We reduced interest expense by the ineffective portion in fiscal 2007. Settlement payments increase interest expense and effectively increase the rate on the hedged debt and settlement proceeds reduce interest expense and the rate on the hedged debt.

     We expect to reclassify $476 (net of $300 of deferred income tax) of the $2,004 unrealized net after-tax loss from rate locks in accumulated other comprehensive loss at July 31, 2009 into net income in fiscal 2010.

     We also had fixed to floating interest rate swaps with a total notional amount of $143,250 at July 31, 2007. We terminated $25,000 of these swaps early and $118,250 expired when the hedged debt matured in fiscal 2008. The swaps had no value at termination or expiration.

NOTE 5 - STOCKHOLDERS' EQUITY

     We received 37,000 shares of common stock from employees at an average price of $21.00 per share for the payment of $776 of income tax due on vested shares of restricted stock in fiscal 2009. We repurchased 707,600 shares of our common stock in fiscal 2008 under our repurchase program for $18,345 at a $25.92 average price per share and we received 5,700 shares of common stock from employees at an average price of $19.59 per share for payment of $112 of income tax due on vested shares of restricted stock. We repurchased 2,014,000 shares of our common stock in fiscal 2007 under our repurchase programs for $54,480 at a $27.05 average price per share and we received 17,500 shares of common stock from employees at an average price of $26.70 per share for the payment of $467 of income tax due on vested shares of restricted stock.

     We established our common stock and convertible debt repurchase program in fiscal 2007 for an initial amount of $50,000. We increased the program by $58,533 in fiscal 2009 and $43,862 remained authorized for future repurchases at July 31, 2009. The program does not have an expiration date.

     We paid quarterly cash dividends on our common stock of $0.60 per share in fiscal 2009 and 2008 and $0.55 per share in fiscal 2007. We declared a quarterly cash dividend of $0.15 per share in September 2009 payable in October 2009. The amount of equity we can distribute to stockholders is limited, indirectly, because the amount of funds we can obtain from our major operating subsidiary is restricted by its debt agreements. As a result, the amount of stockholders' equity we could distribute at July 31, 2009 was limited to $144,000.


NOTE 6 - STOCK PLANS

     We have two stockholder approved stock plans; the 2006 Stock Incentive Plan (the "2006 Plan") and the Amended and Restated 2001 Management Incentive Plan (the "Amended MIP"). The 2006 Plan authorizes the issuance of 2,500,000 shares of restricted stock, non-qualified or incentive stock options, stock appreciation rights, stock units and common stock to officers, other employees and directors with annual participant limits, and expires in December 2016. Awards may be performance-based. The exercise price of stock options cannot be less than the fair market value of our common stock when granted and their term is limited to ten years. There were 1,679,000 shares available for future grants under the 2006 Plan at July 31, 2009. The Amended MIP authorizes the issuance of 1,000,000 shares of restricted stock, with an annual participant limit of 200,000 shares, and awards of performance-based cash or stock bonuses to our CEO and other selected officers. The Amended MIP expires in December 2011. There were 625,000 shares available for future grants under the Amended MIP at July 31, 2009.

     We have a Supplemental Retirement Benefit ("SERP") for our CEO. We awarded 150,000 stock units to our CEO in fiscal 2002 vesting annually in equal amounts over eight years. Subject to forfeiture, our CEO will receive shares of common stock equal to the number of stock units vested when our CEO retires after attaining age 62, and 131,000 units were vested at July 31, 2009.

     Restricted stock activity for fiscal 2009 is summarized below (shares in thousands):

     ==========================================================================
                                                               Weighted-Average
                                             Shares       Grant-Date Fair Value
     ==========================================================================
     Unvested - August 1, 2008                1,176                   $   26.20
        Granted                                 205                       19.14
        Vested                                 (180)                      22.15
        Forfeited                               (12)                      26.62
     ----------------------------------------------
     Unvested - July 31, 2009                 1,189                       25.59
     ==========================================================================

     Information on shares of restricted stock that vested follows (in thousands, except intrinsic value per share):

     ==========================================================================
     Years Ended July 31,                              2009      2008      2007
     ==========================================================================
     Number of shares vested                            180       167       142
     Total intrinsic value *                        $ 3,700   $ 3,400   $ 3,760
     Intrinsic value per share                        20.56     20.36     26.50
     Excess tax benefits (tax shortfall) realized        10       (39)      329
     ==========================================================================
     * shares vested multiplied by the closing prices of our common stock on the dates vested

     In fiscal 2009, we awarded 100,000 shares of performance-based restricted stock to executive officers under the 2006 Plan vesting 25% after two, three, four and five years, and 50,000 shares of performance-based restricted stock to our CEO under the Amended MIP vesting in October 2013. The performance condition for these shares, based on fiscal 2009 diluted earnings per share, was satisfied and all of the shares were earned. We also awarded 55,000 shares of restricted stock to other officers vesting annually in equal amounts over five years.

     We awarded 293,000 and 120,000 shares of restricted stock to employees in fiscal 2008 and 2007, respectively. Shares of restricted stock unvested at July 31, 2009 and awarded before fiscal 2009 are scheduled to vest as follows:

     o 324,000 shares awarded in fiscal 2002 through fiscal 2008 to executive officers and other employees vest annually in equal amounts over initial periods of three to eight years (seven year average)

     o 435,000 shares awarded in fiscal 2006 to executive officers vest when the officer's service terminates, other than upon a non-qualifying termination, after six months (i) after the executive officer attains age 62 or (ii) after August 2026 if earlier (twelve year average) and a portion based on the percentage of the vesting period elapsed would vest upon a qualifying employment termination

     o 225,000 shares awarded in fiscal 2008 to executive officers vest in October 2012

     Stock unit activity and related information for fiscal 2009 are summarized below (stock units in thousands):

     ==========================================================================
                                                               Weighted-Average
                                              Units       Grant-Date Fair Value
     ==========================================================================
     Outstanding - August 1, 2008               207                   $   23.71
        Granted                                  65                       18.47
        Converted into common stock              --                          --
     ----------------------------------------------
     Outstanding - July 31, 2009                272                       22.46
     ==========================================================================
     Vested - July 31, 2009                     188                   $   23.68
     ==========================================================================

     We awarded 55,000 restricted stock units to executive officers under the 2006 Plan in fiscal 2009 vesting six months after the officer's service terminates after (i) the officer attains age 62 or (ii) August 2026 if earlier (twelve-year average). Unvested units are subject to forfeiture and a portion (based on the percentage of the vesting period elapsed) of the units would vest upon certain qualifying employment terminations. Each unit represents the right to receive one share of common stock.

     We awarded 10,000 restricted stock units under the 2006 Plan to non-employee directors in fiscal 2009. These units are subject to forfeiture until they vest in fiscal 2010. We awarded 11,000 restricted stock units to non-employee directors in fiscal 2008 and 19,000 in fiscal 2007. These units were vested at July 31, 2009. Vested units will convert into shares of common stock when the director's service terminates. We issued 2,000 shares of common stock under the 2006 Plan in fiscal 2009, 2,000 shares in fiscal 2008 and 1,500 shares in fiscal 2007 as payment of annual director retainer fees at a director's election. The price of our common stock on the dates we issued these shares was $22.38, $22.08 and $28.73, respectively.

     All unvested shares of restricted stock and stock units are subject to forfeiture and would vest immediately upon the sale of the Company or the employee's or director's death or disability, and 538,000 of the shares of restricted stock unvested at July 31, 2009 would also vest upon a qualifying employment termination.

     We pay dividends on all unvested shares of restricted stock and make dividend equivalent payments on all stock units. Dividends and dividend equivalents paid are retained and not forfeited regardless of whether the shares of restricted stock or stock units vest. The restricted stock and stock unit agreements also allow employees and directors to pay income tax due by surrendering a portion of the shares or units.

     Stock option activity and related information for fiscal 2009 are summarized below (options and intrinsic value in thousands):

     ==============================================================================
                                               Weighted-Average
                                            -------------------
                                                      Remaining  Options
                                            Exercise       Term   in the  Intrinsic
                                   Options     Price     (years)   Money    Value *
     ==============================================================================
     Outstanding - August 1, 2008      892    $24.31
        Granted                         20     19.15
        Exercised                      (58)    21.71
        Expired unexercised            (94)    25.01
        Forfeited                      (27)    22.81
     -------------------------------------
     Outstanding - July 31, 2009       733     24.35        1.6       35       $ 50
     ==============================================================================
     Exercisable - July 31, 2009       543    $24.20        1.1       20       $ 10
     ==============================================================================

     * number of in-the-money options (options with an exercise price below the market price of our common stock) multiplied by the difference between their average exercise price and the $20.28 closing price of our common stock on July 31, 2009

     We granted 20,000, 118,000 and 131,000 non-qualified stock options to employees in fiscal 2009, 2008 and 2007, respectively. Of the 733,000 options outstanding at July 31, 2009, 366,000 were granted after fiscal 2005 with a five-year term vesting 25% after one, two, three and four years, and 367,000 were granted through fiscal 2005 with a six-year term vesting 25% after two, three, four and five years.

     Information on stock option exercises follows (in thousands, except intrinsic value per option):

     ===========================================================================
     Years Ended July 31,                          2009         2008        2007
     ===========================================================================
     Number of options exercised                     58          331         463
     Total intrinsic value *                     $  160       $2,490      $4,950
     Intrinsic value per option                    2.75         7.50       10.70
     (Tax shortfall) excess tax
        benefits realized                           (10)         544       1,195
     ===========================================================================
     * options exercised multiplied by the difference between their exercise prices and the closing prices of our common stock on the exercise dates

     The average grant date fair value and exercise price of options granted, and the significant assumptions we used to calculate fair values follow:

     ==========================================================================
     Years Ended July 31,                          2009        2008        2007
     ==========================================================================
     Average grant date fair value              $  4.12     $  3.62     $  4.75
     Average exercise price                       19.15       22.67       26.96
     Average assumptions:
        Expected life of options (years)            3.7         3.7         3.7
        Expected volatility                        35.0%       23.0%       22.0%
        Risk-free interest rate                     1.7%        3.4%        4.5%
        Dividend yield                              2.3%        2.8%        2.8%
     ==========================================================================

     We based our assumptions for the expected life of options granted on our analysis of historical exercise behavior and the average of their term and number of years to vest. These two methods produced similar results. We based our assumptions for expected volatility on historical stock prices for periods equal to the options' expected life.

     Future compensation expense (before deferral) for stock-based awards unvested at July 31, 2009 and expected to vest, and the average expense recognition periods follow:

     ===========================================================================
                                    Expense               Weighted-Average Years
     ===========================================================================
     Restricted stock               $15,700                                  5.3
     Stock units                        800                                  8.0
     Stock options                      600                                  1.8
     --------------------------------------
                 Total              $17,100                                  5.3
     ===========================================================================

     Compensation recorded, deferred, included in salaries and other expenses, and tax benefits recorded for stock-based awards follow:

     ===========================================================================
     Years Ended July 31,                               2009      2008      2007
     ===========================================================================
     Restricted stock                                 $7,293    $6,340    $5,093
     Stock units                                         712       909       684
     Stock options                                       545       717     1,090
     ---------------------------------------------------------------------------
        Total stock-based compensation                 8,550     7,966     6,867
     Stock-based compensation deferred                 3,408     3,127     2,875
     ---------------------------------------------------------------------------
        Net stock-based compensation in
          salaries and other expenses                 $5,142    $4,839    $3,992
     ===========================================================================
     Tax benefits                                     $1,871    $1,774    $1,418
     ===========================================================================

     Shares of restricted stock, stock units and stock options are the only incentive compensation we provide (other than a cash bonus for the CEO) and we believe these stock-based awards further align employees' and directors' interests with those of our stockholders. We do not have a policy to repurchase shares in the open market and we issue new shares when we award shares of restricted stock or when employees exercise stock options.


NOTE 7 - EARNINGS PER COMMON SHARE

     Earnings per common share ("EPS") was calculated as follows (in thousands, except per share amounts):

     ==========================================================================
     Years Ended July 31,                              2009      2008      2007
     ==========================================================================
     Net income                                     $41,448   $47,784   $47,850
     Dividends paid on unvested shares of
       restricted stock and stock units                (739)     (738)     (596)
     Allocation of net income to holders of
       restricted stock and stock units              (1,397)   (1,737)   (1,490)
     --------------------------------------------------------------------------
     Net income available to common stockholders    $39,312   $45,309   $45,764
     ==========================================================================
     Weighted-average common shares outstanding
       (used for basic EPS)                          24,655    24,454    25,813
     Effect of dilutive securities:
       Stock options                                     12        81       259
       Shares issuable from convertible debt             --        44        16
     --------------------------------------------------------------------------
     Adjusted weighted-average common shares
       outstanding (used for diluted EPS)            24,667    24,579    26,088
     ==========================================================================
     Net income per common share:
        Diluted                                     $  1.59   $  1.84   $  1.75
     ==========================================================================
        Basic                                       $  1.59   $  1.85   $  1.77
     ==========================================================================
     Antidilutive stock options *                       705       605       216
     ==========================================================================
     * excluded from the calculation because they would have increased diluted EPS

NOTE 8 - INCOME TAXES

     The provision for income taxes comprised the following:

     ===========================================================================
     Years Ended July 31,                          2009         2008        2007
     ===========================================================================
     Currently payable:
       Federal                                 $ 26,433     $ 23,976    $ 21,977
       State                                      4,387        4,336       3,716
     ---------------------------------------------------------------------------
         Total                                   30,820       28,312      25,693
     Deferred                                    (4,636)       1,910       4,538
     ---------------------------------------------------------------------------
           Provision for income taxes          $ 26,184     $ 30,222    $ 30,231
     ===========================================================================

     Net excess tax benefits from stock-based awards reduced income taxes currently payable and increased additional paid-in capital by $505 in fiscal 2008 and $1,524 in fiscal 2007.

     Income taxes calculated at statutory federal rates are reconciled to the provision for income taxes as follows:

     ===========================================================================
     Years Ended July 31,                          2009         2008        2007
     ===========================================================================
     Federal at statutory rates                $ 23,671     $ 27,302    $ 27,328
     State (after federal benefit)                2,403        2,751       2,654
     Nondeductible incentive stock
       options expense                               44           85         175
     Other                                           66           84          74
     ---------------------------------------------------------------------------
         Provision for income taxes            $ 26,184     $ 30,222    $ 30,231
     ===========================================================================

     Deferred income taxes comprised the tax effect of the following temporary differences:

     ==========================================================================
     July 31,                                                 2009         2008
     ==========================================================================
     Deferred tax liabilities:
       Taxable gain on retirement of
         convertible debentures                           $ 18,722     $     --
       Leasing transactions                                 12,520       16,937
       Original issue discount on
         convertible debentures                                 --       16,516
       Net deferred origination costs
         and nonrefundable fees                              8,362        8,150
       Other                                                 1,226        2,131
     --------------------------------------------------------------------------
          Total                                             40,830       43,734
     --------------------------------------------------------------------------
     Deferred tax assets:
       Allowance for credit losses                          (9,567)      (9,490)
       Cumulative compensation on unvested
         shares of restricted stock and
         unvested stock units                               (6,516)      (4,357)
       Unrealized net loss on cash flow hedges
         in accumulated other comprehensive loss            (1,263)      (1,563)
       Other                                                  (184)        (688)
     --------------------------------------------------------------------------
          Total                                            (17,530)     (16,098)
     --------------------------------------------------------------------------
             Deferred income taxes                        $ 23,300     $ 27,636
     ==========================================================================

     The gross liability recorded for unrecognized tax benefits on uncertain tax positions was $1,340 at July 31, 2009 and $1,175 at July 31, 2008, and includes $390 and $311 of interest and penalties, respectively. The entire liability at July 31, 2009, net of $450 of federal income tax benefits on state income taxes, would lower our effective tax rate if recognized. We do not expect these amounts to change significantly in fiscal 2010. We recognized $79 and $116 of interest and penalties in fiscal 2009 and 2008, respectively. The change in the gross liability is summarized below:

     ==========================================================================
     Years Ended July 31,                                       2009       2008
     ==========================================================================
     Balance - beginning of year                             $ 1,175    $ 1,163
        Increases from prior year tax positions                  140        127
        Increases from current year tax positions                 70         81
        Decreases from prior year tax positions                   --        (90)
        Reductions from lapsed statute of limitations            (45)      (106)
     --------------------------------------------------------------------------
     Balance - end of year                                   $ 1,340    $ 1,175
     ==========================================================================

     The IRS audited our fiscal 2005 and 2004 tax returns in fiscal 2007 and our fiscal 1996 and 1995 tax returns in fiscal 1997. These audits resulted in no changes to the tax we reported. We only take uncertain positions on our income tax returns when tax law is unclear and subject to interpretation, and we believe not taking the position would distort our income tax liability unfairly. We have no foreign operations, we are not involved in any questionable tax transactions and we file returns in almost every state with a corporate income tax. We have three open examinations with two states that account for most of the gross liability at July 31, 2009. The IRS can examine our federal tax returns for three years and States can audit our state tax returns for three to five years after we file them.


NOTE 9 - SALARIES AND OTHER EXPENSES

     Salaries and other expenses comprised the following:

     ===========================================================================
     Years Ended July 31,                           2009        2008        2007
     ===========================================================================
     Salaries and employee benefits              $16,196     $15,180     $14,403
     Other expenses                               13,341      12,143      10,542
     ---------------------------------------------------------------------------
           Total                                 $29,537     $27,323     $24,945
     ===========================================================================


NOTE 10 - LEASE COMMITMENTS

     We rent office space under leases expiring through fiscal 2020. Minimum future annual rentals due under these operating leases at July 31, 2009 are $1,400 in fiscal 2010, $1,600 in fiscal 2011, $1,100 in fiscal 2012, $600 in fiscal 2013, $500 in fiscal 2014 and $2,100 after fiscal 2014. Office rent expense was $1,800 in fiscal 2009, $1,610 in fiscal 2008 and $1,607 in fiscal 2007.


NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

     We estimate the fair value of our financial instruments; cash, finance receivables (excluding leases), commitments to extend credit under line of credit arrangements and debt, as described below.

     Carrying values of cash, commercial paper, bank borrowings and asset securitization borrowings approximated their fair values based on their short-term maturities and floating interest rates. Fair value of the term notes payable was $637,000 at July 31, 2009 and $652,000 at July 31, 2008, compared to their carrying amounts of $650,000 at July 31, 2009 and $675,000 at July 31, 2008. We calculated fair value based on the notes' cash flows discounted at current market interest rates. Fair value of the $175,000 of 2.0% convertible debentures was $173,700 at July 31, 2008 based on their quoted market price.

     It is not practicable for us to estimate the fair value of our finance receivables and commitments to extend credit. These financial instruments were not priced according to any set formulas, were not credit-scored and are not loan-graded. They are not traded on any market and we hold them to maturity. They have relatively short maturities that have been accelerated by significant full and partial prepayment activity. They comprise a large number of transactions with commercial customers in diverse businesses, are secured by liens on various types of equipment and may be guaranteed by third parties and cross-collateralized. Any difference between the carrying value and fair value of each transaction would be affected by a potential buyer's assessment of the transaction's credit quality, collateral value, guarantees, payment history, yield, term, documents and other legal matters, and other subjective considerations. Value received in a fair market sale of a receivable would be based on the terms of the sale, our and the buyer's views of economic and industry conditions, our and the buyer's tax considerations and other factors. We disclose information relevant to estimating the fair value of our receivables in Note 2.


NOTE 12 - SELECTED QUARTERLY DATA (UNAUDITED)

     ===========================================================================
                                                                    Earnings per
                                                                    Common Share
                                                                ----------------
                                        Revenue   Net Income    Diluted    Basic
     ===========================================================================
     Fiscal 2009, three months ended:
     --------------------------------
        October 31, 2008                $42,993      $11,079     $ 0.43   $ 0.43
        January 31, 2009 *               40,613       11,548       0.44     0.44
        April 30, 2009                   37,587        9,955       0.38     0.38
        July 31, 2009                    36,295        8,866       0.34     0.34

     Fiscal 2008, three months ended:
     --------------------------------
        October 31, 2007                $49,596      $12,066     $ 0.46   $ 0.46
        January 31, 2008                 48,708       11,984       0.47     0.47
        April 30, 2008                   46,361       12,092       0.47     0.47
        July 31, 2008                    43,737       11,642       0.45     0.45
     ===========================================================================
     * net income includes $860 and diluted and basic EPS includes $0.03 from the gain on retirement of debt

           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                          FINANCIAL FEDERAL CORPORATION

                          PARENT COMPANY BALANCE SHEETS
                        (In thousands, except par value)

================================================================================
July 31,                                                         2009       2008
================================================================================
ASSETS
Investments in and loans to consolidated subsidiaries        $467,488   $603,827
Cash and other assets                                           2,349      2,687
Interest receivable from consolidated subsidiaries                623      1,090
--------------------------------------------------------------------------------
          TOTAL ASSETS                                       $470,460   $607,604
================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred income taxes                                        $ 18,092   $ 17,012
Other liabilities                                                 322      1,620
2.0% convertible debentures due 2034                               --    172,400
--------------------------------------------------------------------------------
     Total liabilities                                         18,414    191,032
--------------------------------------------------------------------------------
Stockholders' equity                                          452,046    416,572
--------------------------------------------------------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $470,460   $607,604
================================================================================

           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                   (continued)

                          FINANCIAL FEDERAL CORPORATION

                        PARENT COMPANY INCOME STATEMENTS
                    (In thousands, except per share amounts)

============================================================================================
Years Ended July 31,                                            2009        2008        2007
============================================================================================
Equity in after-tax earnings of consolidated subsidiaries   $ 39,913    $ 46,976    $ 44,524
Interest income from loans to consolidated subsidiaries       10,546      13,610      17,705
Gain on debt retirement                                        1,338          --          --
Salaries and other expenses                                   (4,287)     (4,292)     (4,192)
Interest expense                                              (5,185)     (8,139)     (8,409)
--------------------------------------------------------------------------------------------
     Income before income taxes                               42,325      48,155      49,628

Provision for income taxes                                       877         371       1,778
--------------------------------------------------------------------------------------------
          NET INCOME                                        $ 41,448    $ 47,784    $ 47,850
============================================================================================

                          FINANCIAL FEDERAL CORPORATION

                     PARENT COMPANY STATEMENTS OF CASH FLOWS
                                 (In thousands)

============================================================================================
Years Ended July 31,                                            2009        2008        2007
============================================================================================
Cash flows from operating activities:
--------------------------------------------------------------------------------------------
      Net cash provided by operating activities            $   4,203    $  6,697    $ 12,916
--------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Cash dividend received from consolidated subsidiary        100,000          --          --
  Loans to consolidated subsidiaries, net decrease            84,125      29,414      57,996
--------------------------------------------------------------------------------------------
      Net cash provided by investing activities              184,125      29,414      57,996
--------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Repayments of convertible debentures                      (173,343)         --          --
  Commercial paper, net decrease                                  --      (8,200)     (9,340)
  Proceeds from stock option exercises                         1,265       5,902       8,116
  Common stock issued                                             45          45          45
  Common stock cash dividends                                (15,534)    (15,387)    (14,788)
  Common stock repurchased                                      (776)    (18,456)    (54,948)
--------------------------------------------------------------------------------------------
      Net cash used in financing activities                 (188,343)    (36,096)    (70,915)
--------------------------------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH                                  (15)         15          (3)
Cash - beginning of year                                          19           4           7
--------------------------------------------------------------------------------------------
CASH - END OF YEAR                                         $       4    $     19    $      4
============================================================================================